SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

MCINTOSH BANCSHARES, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	000-49766	58-1922861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 South Oak Street, Jackson, GA  30237
(Address of Principal Executive Offices)

(770)  775-8300
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2008, the Board of Directors of McIntosh Bancshares, Inc. adopted amendments to the Change in Control Agreements of CEO William K. Malone, CFO James P. Doyle and named executive officers Thurman L. Willis, Bruce Bartholomew and Jason Patrick, copies of which are attached hereto as Exhibits 10.21, 10.22, 10.23, 10.24 and 10.25 respectively, and are incorporated herein by reference.   The agreements were amended to comply with changes to the Internal Revenue Code, specifically section 409A, as well as other changes to the payout terms in the event of a change in control as contemplated under the agreements.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are furnished herewith:

10.21           Amendment to Change in Control Agreement with William K. Malone dated July 17, 2008.

10.22           Amendment to Change in Control Agreement with Thurman L. Willis dated July 17, 2008.

10.23           Amendment to Change in Control Agreement with James P. Doyle dated July 17, 2008.

10.24           Amendment to Change in Control Agreement with Bruce E. Bartholomew dated July 17, 2008.

10.25           Amendment to Change in Control Agreement with Jason Patrick dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

McINTOSH BANCSHARES, INC.

DATE:  July 22, 2008                                                                                     By: /s/ William K. Malone
Name:  William K. Malone
Title:    Chief Executive Officer